As filed with the Securities and Exchange Commission on February 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Neuronetics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-1051425
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3222 Phoenixville Pike Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

2020 Inducement Incentive Plan

2018 Equity Incentive Plan

(Full title of the plans)

W. Andrew Macan

Neuronetics, Inc.

3222 Phoenixville Pike

Malvern, PA 19355

(877) 600-7555

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Brian Short

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

(215) 864-8230

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Neuronetics, Inc. (the “Company”), in accordance with General Instruction E to Form S-8, to register additional shares of common stock for issuance (i) under the Neuronetics, Inc. 2020 Inducement Incentive Plan (the “Inducement Plan”), as approved by the Company’s Board of Directors on November 7, 2024, increasing the aggregate number of shares of common stock for issuance under the Inducement Plan by 1,280,460 shares, (ii) under the Neuronetics, Inc. 2018 Equity Incentive Plan (the “Equity Incentive Plan”), as adopted by the Company’s Board of Directors as of December 9, 2024, increasing the aggregate number of shares of common stock for issuance under the Equity Incentive Plan by 4,210,766 shares, and (iii) 7,754,344 shares issuable in the aggregate pursuant to the automatic increase under Section 3(a) of the Equity Incentive Plan. The contents of the Company’s Registration Statement on Form S-8 (No. 333-252233) filed with the Securities and Exchange Commission (the “Commission”) on January 19, 2021 are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the SEC, are incorporated in this Registration Statement by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 8, 2024;

(b)	the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from its Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2024;

(c)

the Company’s Quarterly Reports on Form 10-Q for the quarters ended March  31, 2024, June  30, 2024 and September 30, 2024, filed with the SEC on May 7, 2024, August 12, 2024, and November 12, 2024, respectively;

(d)

the Company’s Current Reports on Form 8-K filed with the SEC on March 25, 2024, March  28, 2024, May  7, 2024, June  3, 2024, June  6, 2024, July  30, 2024, August  12, 2024, August  12, 2024, August  13, 2024, August  14, 2024, August  15, 2024, October  2, 2024, October  4, 2024, October  4, 2024, November  1, 2024, November  12, 2024, November  12, 2024, November  12, 2024, November  13, 2024, December  10, 2024, and January 13, 2025 (in each case other than any portions thereof deemed furnished and not filed); and

(e)

the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-38546) filed with the Commission on June 19, 2018, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Our Commission File Number is 001-38546.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Document

4.1	Ninth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed July 6, 2018).

4.2	Certificate of Amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed May 30, 2019).

4.3	Certificate of Amendment to the Company’s Ninth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K filed December 10, 2024).

4.4	Fourth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed December 29, 2022).

4.5	Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed April 8, 2020).

4.6	Certificate of Elimination of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K filed April 9, 2021).

4.7	Specimen Stock Certificate evidencing shares of common stock of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-225307)).

4.8	Description of the Company’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed on March 3, 2020).

5.1*	Opinion of Ballard Spahr LLP.

10.1	2020 Inducement Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-8 (File No. 333-252233)).

10.2	2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38546) filed on November 6, 2018).

10.3*	Amendment to the 2020 Inducement Incentive Plan.

10.4*	Amendment to the 2018 Equity Incentive Plan.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Ballard Spahr LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on February 4, 2025.

NEURONETICS, INC.

/s/ Stephen Furlong
Stephen Furlong
EVP, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Sullivan and Stephen Furlong, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Keith J. Sullivan	President, Chief Executive Officer and Director	February 4, 2025
Keith J. Sullivan	(Principal Executive Officer)

/s/ Stephen Furlong	EVP, Chief Financial Officer and Treasurer	February 4, 2025
Stephen Furlong	(Principal Financial and Accounting Officer)

/s/ Megan Rosengarten	Director	February 4, 2025
Megan Rosengarten

/s/ Sheryl Conley	Director	February 4, 2025
Sheryl Conley

/s/ Avinash Amin, MD	Director	February 4, 2025
Avinash Amin, MD

/s/ Sasha Cucuz	Director	February 4, 2025
Sasha Cucuz

/s/ Glenn Muir	Director	February 4, 2025
Glenn Muir

/s/ Robert Cascella	Director	February 4, 2025
Robert Cascella